Exhibit 10.13(c)
Third Amendment to the
Sterling Chemicals, Inc.
Amended and Restated Hourly Employees’ Pension Plan
          Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Amended and Restated Hourly Employees’ Pension Plan (as amended, the “Existing Plan”);
          Whereas, pursuant to Section 16.1 of the Existing Plan, the Corporation has the right to amend the Existing Plan in certain respects; and
          Whereas, the Corporation desires to amend the Existing Plan, effective as of December 31, 2009, to comply with certain provisions of the Pension Protection Act of 2006, The Heroes Earnings Assistance and Relief Tax Act of 2008 and The Worker, Retiree, and Employer Recovery Act of 2008 in order to ensure the qualification of the Existing Plan; and the Corporation, as plan sponsor, desires to, and hereby elects to, modify the Existing Plan as provided in this Third Amendment to Amended and Restated Hourly Employees’ Pension Plan (this “Amendment”);
          Now, Therefore, the Existing Plan is hereby amended as follows:
          Section 1. Amendment of Section 1.1 of the Existing Plan. Section 1.1 of the Existing Plan is hereby amended by amending the definition of “Actuarial Equivalent” contained therein by adding two new sentences at the end thereof to read in their entirety as follows:
Notwithstanding the foregoing, effective for Plan Years beginning December 1, 2008 or after, for determining the value of single sum distributions, the Applicable Interest Rate shall be determined as set forth in Notice 2007-81, Rev. Rule 2007-67 and/or other subsequent guidance issued under the requirements of the Pension Protection Act of 2006 (as amended, the “PPA”). Notwithstanding the foregoing, effective for Plan Years beginning December 1, 2008 or after, the Applicable Mortality Table for determining the value of lump sum distributions shall be determined as set forth in Rev. Rul. 2007-67 and/or other subsequent guidance issued under the requirements of the PPA.
          Section 2. Amendment of Section 1.1 of the Existing Plan. Section 1.1 of the Existing Plan is hereby amended by amending the definition of “Beneficiary” by adding a new sentence at the end thereof to read in its entirety as follows:
Notwithstanding the foregoing, effective for Plan Years beginning December 1, 2008 a Participant’s Beneficiary shall also mean a trust within the meaning of Code Section 401(a)(9)(E).

          Section 3. Amendment of Section 9.4 of the Existing Plan. Section 9.4 of the Existing Plan is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:
Notwithstanding the foregoing, for any distribution notice issued in Plan Years beginning after December 31, 2006, any reference to the 90-day maximum notice period requirements shall be deemed to be a reference to a 180-day maximum notice.
          Section 4. Amendment of Section 9.5 of the Existing Plan. Section 9.5 of the Existing Plan is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:
Notwithstanding the foregoing, for any distribution notice issued in Plan Years beginning after December 31, 2006, any reference to the 90-day maximum notice period requirements shall be deemed to be a reference to a 180-day maximum notice.
          Section 5. Amendment of Section 11.6(a) of the Existing Plan. Section 11.6(a) of the Existing Plan is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:
Effective with respect to distributions made on and after January 1, 2008, an “eligible retirement plan” shall include a Roth IRA described in Section 408A of the Code.
          Section 6. Amendment of Article 11 of the Existing Plan. Article 11 of the Existing Plan is hereby amended by adding a new Section 11.10 thereto to read in its entirety as follows:
11.10 Limitations based on funded status
Effective January 1, 2010 (or such other later date permitted by rule or regulation), notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply:
(a)	Funding Percentage Less Than 60 Percent. In any case in which the Plan’s AFTAP for a Plan Year is less than 60%, the Plan shall not make any Prohibited Payment with an Annuity Starting Date on or after the Applicable Section 436 Measurement Date.

(b)	Bankruptcy. The Plan shall not make any Prohibited Payment with an Annuity Starting Date during any period in which the plan sponsor is a debtor in a case under title 11 of the United States Code or any similar Federal or state law, provided that this Section 11.10(b) shall not apply on or after the date on which an enrolled actuary certifies that the Plan’s AFTAP is not less than 100%.

(c)	Funding Percentage Between 60 and 80 Percent. In any case in which the Plan’s AFTAP for a Plan Year is at least 60% but less than 80%, the Plan shall not make any Prohibited Payment with an Annuity Starting Date after the Applicable Section 436 Measurement Date to the extent the amount of such payment exceeds the lesser of:
(i)	50% of the amount of the payment that could be made without regard to this Section 11.10; or

(ii)	the present value of the maximum guarantee with respect to the Participant under ERISA Section 4022 (determined under guidance prescribed by the Pension Benefit Guaranty Corporation using the Applicable Interest Rate and Applicable Mortality Table);
provided that only one Prohibited Payment meeting the requirements of this Section 11.10(c) may be made with respect to any Participant during any period of consecutive Plan Years to which a limitation under Section 11.10(a), Section 11.10(b), or this Section 11.10(c) applies. For purposes of this Section 11.10(c), a Participant and his Beneficiary (or alternate payee under a Qualified Domestic Relations Order) shall be treated as one Participant in accordance with Code Section 436(d)(3)(B)(ii) and regulations thereunder.

(d)	Definitions. The following definitions shall apply for purposes of the Plan:
(i)	“AFTAP” shall mean the Plan’s adjusted funding target attainment percentage determined under Code Section 436(j)(2).

(ii)	“Applicable Section 436 Measurement Date” shall mean the applicable Section 436 measurement date within the meaning of proposed regulations under Code Section 436 or any successor thereto.

(iii)	“Prohibited Payment” shall mean:
(A)	any payment in excess of the monthly amount paid under a single life annuity to a Participant or Beneficiary whose Annuity Starting Date occurs during any period in which a limitation described in Section 11.10(a) or (b) is in effect;

(B)	any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; or

(C)	any other payment specified under applicable Treasury regulations issued under Code Section 436;
provided however, the term “Prohibited Payment” shall not include any benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(e)	Applicable Rules. This Section 11.10 shall be applied in accordance with Code Section 436 and regulations promulgated thereunder.
          Section 7. Amendment of Section 16.1 of the Existing Plan. Section 16.1 of the Existing Plan is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:
No such amendment which has the effect of increasing Plan liabilities by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the Plan’s AFTAP for such Plan Year is less than 80% (or would be less than 80% taking into account such amendment); provided that (a) this Section 16.1 shall cease to apply to any Plan Year, effective as of the first day of such Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount of the increase in the Plan’s funding target under Code Section 430 for the Plan Year attributable to the amendment (or sufficient to result in an AFTAP of 80%), and (b) this sentence shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.
          Section 8. Amendment of Section 17.9 of the Existing Plan. Section 17.9 of the Existing Plan is hereby amended by adding three new sentences at the end thereof to read in their entirety as follows:
Effective January 1, 2007, to the extent provided under Code Section 401(a)(37), in the case of a Participant whose employment is interrupted by qualified military service and who dies while performing qualified military service, the survivor of such Participant shall be entitled to any additional benefit provided under the Plan as if the Participant timely resumed employment in accordance with the Uniformed Services Employment and Reemployment Rights Act and then, on the next day, terminated employment on account of death. For years beginning after December 31, 2008, an individual on a qualified military leave who is receiving differential wage payments (as defined by Code Section 3401(h)(2)) from the Employer, shall be treated as an Employee of the Employer. Such differential wage payment shall be treated as Compensation and the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(c) by reason of any contribution or benefit which is based on the differential wage payment. Notwithstanding any provision of this Section 17.9 to the contrary, if the inclusion of differential wage payments in a Participant’s Compensation reduces a Participant’s Accrued Benefit under the Plan such differential wage payments shall be ignored for determining the Participant’s Accrued Benefit.
          Section 9. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this

Amendment shall be read, taken and construed as one and the same instrument. This Amendment shall supersede any provisions of the Existing Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” or “the Plan” shall mean and be a reference to the Existing Plan as amended hereby.
          Section 10. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employer (as defined in the Existing Plan) and its successors and assigns and upon the participants in the Existing Plan and their respective heirs, executors, personal representatives, administrators, successors and assigns.
          Section 11. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
          Section 12. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
          In Witness Whereof, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized effective as of December 31, 2009.

Sterling Chemicals, Inc.

Kenneth M. Hale, Senior Vice-President and
General Counsel